UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2024

Astera Labs, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41979	82-3437062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Tasman Drive, Suite 205
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 766-3806

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALAB	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On December 16, 2024, Astera Labs, Inc. (the “Company”) entered into a lease agreement (the “Lease Agreement”) with SI 37, LLC (the “Landlord”) pursuant to which the Company will lease in the aggregate approximately 154,231 square feet of office space located at 2345, 2315 and 2343 N. First Street, San Jose, California (collectively, the “Premises”). The Company plans to relocate its corporate headquarters to the Premises, once construction is complete and the lease in its current office space expires, estimated to occur during the second quarter of 2025.

The term of the Lease will commence on the later of (1) April 1, 2025, or (2) the date on which the improvements to the Premises are, or are deemed to be, substantially completed (the “Commencement Date”). The Company’s obligation for the payment of rent begins on the Commencement Date (the “Rent Commencement Date”). The Lease has an initial term of ninety (90) months, measured from the Commencement Date (the “Initial Term”). The monthly base rent due under the Lease initially shall be $385,577.50 per month for the first year beginning from the Rent Commencement Date and is scheduled to increase by approximately 3% per annum for each subsequent year of the Initial Term. The Company has the option to extend the Lease for up to two (2) consecutive terms of sixty (60) months each, subject to the terms therein. Additionally, the Company also has the right of first refusal and the option to expand the Premises to include all of the remainder of the building located at 2315 N. First Street, San Jose, California, subject to the terms therein. The Lease also provides for a construction allowance (the “Allowance”) of $8,482,705.00, with the Company’s right, to increase such Allowance to $11,567,325.00, to be applied to the construction costs of the Premises. The Landlord has the right to terminate the Lease upon customary events of default.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2024	Astera Labs, Inc.

By: /s/ Philip Mazzara
Name: Philip Mazzara
Title: General Counsel and Secretary